                                                                      EXHIBIT 11



                       THE LIMITED, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                      (Thousands except per share amounts)

                                                                           Thirteen Weeks Ended
                                                               -------------------------------------------
                                                                     October 28,             October 29,
                                                                        1995                    1994
                                                               ------------------        -----------------
Net income                                                           $657,313                 $90,490
                                                               ==================        =================

Common shares outstanding:

  Weighted average                                                    379,454                 379,454

  Dilutive effect of stock options                                        787                     729

  Weighted average treasury shares                                    (21,321)                (21,302)
                                                               ------------------        -----------------

  Weighted average used to calculate
     net income per share                                             358,920                 358,881
                                                               ==================        =================

Net income per share                                                    $1.83                    $.25
                                                               ==================        =================

                                                                          Thirty-nine Weeks Ended
                                                               -------------------------------------------
                                                                    October 28,             October 29,
                                                                       1995                    1994
                                                               ------------------        -----------------
Net income                                                           $745,286                $191,598
                                                               ==================        =================

Common shares outstanding:

  Weighted average                                                    379,454                 379,454

  Dilutive effect of stock options                                        961                     651

  Weighted average treasury shares                                    (21,796)                (21,412)
                                                               ------------------        -----------------
  Weighted average used to calculate
         net income per share                                         358,619                 358,693
                                                               ==================        =================

Net income per share                                                    $2.08                    $.53
                                                               ==================        =================

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